As filed with the Securities and Exchange Commission on May 30, 2002
                                          Registration No. 333-50912
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 2055549

                              ---------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM S - 8
             REGESTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                           EDGEWATER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                              71-0788538
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             20 Harvard Mill Square
                         Wakefield, Massachusetts 01880
              (Address of Principal Executive Officers) (Zip Code)
                            ------------------------
           EDGEWATER TECHNOLOGY, INC. AMENDED AND RESTATED 2000 STOCK
                                  OPTION PLAN

                            (Full title of the plan)
                            -------------------------
                             Gordon Y. Allison, Esq.
                   Executive Vice President - General Counsel
                           Edgewater Technology, Inc.
                               302 E. Millsap Rd.
                          Fayetteville, Arkansas 72703
                                 (479) 582-5444
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                                Brian Lynch, Esq.
                               Cooley Godward LLP
                               Reston Town Center
                                11951 Town Center
                             Reston, Virginia 20190
                                 (703) 456-8575

                                EXPLANATORY NOTE
     This Post-Effective Amendment relates to Registration Statement No. 333-50912 on Form S-8 filed by Edgewater Technology, Inc. (the "Company") on November 30, 2000 (the "Registration Statement"). The Edgewater Technology, Inc. 2000 Employee Stock Option Plan was amended, restated and renamed as the "Edgewater Technology, Inc. Amended and Restated 2000 Stock Option Plan" on March 20, 2002, with a further amendment on May 22, 2002 (collectively the "Plan"). This Post-Effective Amendment is being filed solely to add the Plan as so amended, restated and renamed as Exhibit 4.9 to the Registration Statement.

ITEM 8. EXHIBITS


Exhibit Number        Description of Exhibit

4.9 Edgewater Technology, Inc. Amended and Restated 2000 Stock Option Plan (Filed herewith).



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas, on May 29, 2002.

                                      EDGEWATER TECHNOLOGY, INC.





                                      By: /s/ Gordon Y. Allison
                                      ------------------------------------------
                                      Gordon Y. Allison
                                      Executive Vice President - General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                                    Title                                 Date
            -----------                                   ------                               ------
/s/ Shirley Singleton                 President, Chief Executive Officer and Director       May 29, 2002
----------------------------
Shirley Singleton

/s/ Kevin Rhodes                      Chief Financial Officer (principal financial and      May 29, 2002
----------------------------          accounting officer)
Kevin Rhodes

/s/ Clete T. Brewer        *          Director
----------------------------
Clete T. Brewer

/s/ William J. Lynch       *          Director
----------------------------
William J. Lynch

/s/ Charles A. Sanders     *          Director
----------------------------
Charles A. Sanders

/s/ Bob L. Martin *                   Director
----------------------------
Bob L. Martin

/s/ Michael R. Loeb        *          Director
----------------------------
Michael R. Loeb



By: /s/ Gordon Y. Allison                                                                   May 29, 2002
----------------------------
         Gordon Y. Allison

         * Attorney in Fact Pursuant to Power of Attorney dated
           November 30, 2000.

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